                        SUBSIDIARIES SECURITY AGREEMENT

                                  BY AND AMONG

                          CURTICE-BURNS EXPRESS, INC.,
                        CURTICE-BURNS MEAT SNACKS, INC.,
                     FINGER LAKES PACKAGING COMPANY, INC.,
                       HUSMAN SNACK FOODS COMPANY, INC.,
                        KENNEDY ENDEAVORS, INCORPORATED,
                            NALLEY'S CANADA LIMITED,
                        QUALITY SNAX OF MARYLAND, INC.,
                           SEASONAL EMPLOYERS, INC.,
                     PRO-FAC HOLDING COMPANY OF IOWA, INC.

                                      and

                       SPRINGFIELD BANK FOR COOPERATIVES

                          Dated as of November 3, 1994

                               TABLE OF CONTENTS

SECTION 1.    DEFINITIONS...............................................................................      7
SECTION 1.1   OTHER DEFINITIONAL PROVISIONS.............................................................      3
SECTION 2.    GRANT OF SECURITY INTEREST................................................................      3
SECTION 3.    DEBTOR REMAINS LIABLE.....................................................................      3
SECTION 4.    REPRESENTATIONS AND WARRANTIES............................................................      3
SECTION 5.    COVENANTS.................................................................................      5
SECTION 6.    SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS................................................      7
SECTION 7.    SPECIAL COVENANTS WITH RESPECT TO INVENTORY AND EQUIPMENT.................................      8
SECTION 8.    FURTHER ASSURANCES........................................................................      9
SECTION 9.    INSURANCE.................................................................................      9
SECTION 10.   SECURED PARTY APPOINTED ATTORNEY-IN-FACT..................................................     10
SECTION 11.   SECURED PARTY MAY PERFORM.................................................................     11
SECTION 12.   SECURED PARTY'S DUTIES AND LIABILITIES....................................................     11
SECTION 13.   EVENTS OF DEFAULT.........................................................................     11
SECTION 14.   REMEDIES..................................................................................     12
SECTION 15.   APPLICATION OF PROCEEDS...................................................................     12
SECTION 16.   INDEMNITY.................................................................................     13
SECTION 17.   SECURITY INTEREST ABSOLUTE................................................................     13
SECTION 18.   CONTINUING SECURITY INTEREST..............................................................     14
SECTION 19.   AMENDMENTS; ETC...........................................................................     14
SECTION 20.   NOTICES...................................................................................     14
SECTION 21.   GOVERNING LAW.............................................................................     15
SECTION 22.   CONSENT TO JURISDICTION...................................................................     15
SECTION 23.   WAIVER OF JURY TRIAL......................................................................     15
SECTION 24.   HEADINGS..................................................................................     15
SECTION 25.   SEVERABILITY..............................................................................     15
SECTION 26.   COUNTERPARTS..............................................................................     15

                                   SCHEDULES

Schedule I-     Chief Executive Office and Location of Records
Schedule II-    Trade-Names and Fictitious Business
Schedule VII-   Locations of Inventory and Equipment
Schedule IV-    Existing Liens

                        SUBSIDIARIES SECURITY AGREEMENT

     SUBSIDIARIES SECURITY AGREEMENT, dated as of November 3, 1994 (this 'Agreement'), between the undersigned corporations, (individually, 'Debtor' and collectively, 'Debtors') and SPRINGFIELD BANK FOR COOPERATIVES, a corporation established under the laws of the United States of America and continuing as a federally-chartered instrumentality of the United States under the Farm Credit Act of 1971, as amended (the 'Secured Party').

                                  WITNESSETH:

     WHEREAS, PF Acquisition Corp., a New York corporation ('PF Acquisition') and Curtice-Burns Foods, Inc., a New York Corporation ('Curtice-Burns'); together with PF Acquisition, individually and collectively, jointly and severally, the 'Borrower') have entered into a Term Loan, Term Loan Facility and Seasonal Loan Agreement with the Secured Party, dated as of the date hereof (as amended, supplemented or modified from time to time, the 'Loan Agreement');

     WHEREAS, the Borrower has requested the Secured Party to extend credit to the Debtor and the Secured Party has agreed to extend credit to the Borrower upon the terms and subject to the conditions set forth in the Loan Agreement;

     WHEREAS, it is a condition pursuant to the obligations of the Secured Party to now or hereafter extend credit to the Borrower under the Loan Agreement that Debtors shall have executed and delivered the Subsidiaries Guaranty to the Bank dated the date hereof pursuant to which Debtors have guaranteed payment and performance to the Bank of all Obligations of Borrower under the Loan Agreement.

     WHEREAS, it is a condition precedent to the obligation of the Secured Party to now or hereafter extend credit to the Borrower under the Loan Agreement that the Debtors shall have executed and delivered this Subsidiaries Security Agreement to the Secured Party;

     WHEREAS,  PF Acquisition is  this day merging  with and into Curtice-Burns;
and

     WHEREAS, Curtice-Burns, as the survivor of the merger of PF Acquisition into Curtice-Burns, will be the owner of all the issued and outstanding capital stock of each of the Debtors;

     WHEREAS, each of the Debtors has close business connections with the Borrower pursuant to which each such Debtor benefits from the financial accommodations made by the Secured Party to the Borrower;

     NOW THEREFORE, in consideration of the foregoing premises and to induce the Secured Party to enter into the Loan Agreement and extend credit to the Borrower thereunder, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Debtors, jointly and severally, individually and collectively, hereby agree with the Secured Party as follows:

     SECTION 1. DEFINITIONS. Terms used herein which are defined in the Subsidiaries Guaranty and not otherwise defined herein have the same meanings set forth in the Subsidiaries Guaranty. Terms not specifically defined herein which are defined in the Uniform Commercial Code have the meanings as defined in the Uniform Commercial Code. The following terms as used in this Agreement have the following meaning:

     'Accounts' means all of a Debtor's present and future accounts, including, without limitation, all of such Debtor's rights to payment for goods sold or leased or for services rendered, whether or not yet earned by performance.

     'Account Debtor' means the Person who is obligated on or under any Account.

     'Collateral' means all property or rights in which a Lien and security interest is granted hereunder.

     'Contractual Obligations' means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     'Equipment' means all of a Debtor's now owned and hereafter acquired machinery, equipment, furnishings, fixtures, vehicles and computers and other electronic data-processing and office equipment and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories whether now or hereafter installed thereon or affixed thereto.

     'General Intangibles' means all of a Debtor's now owned and hereafter acquired general intangibles, including, without limitation, (i) all patents and copyrights, (ii) all owned or licensed trademarks and trademark registrations, trade names and trade name registrations and service marks and service mark registrations, and all of the goodwill of the business connected with the use of, and symbolized by, each owned or licensed trademark and trademark registration, trade name and trade name registration and service mark and service mark registration, and all continuations and extensions thereof, the right to sue for infringements or dilutions thereof or for injury to the goodwill associated therewith, and (iii) all rights to payment in respect of loans or advances, management fees, tax sharing or allocation fees, royalties, licensing arrangements and pension or tax refunds.

     'Inventory' means all of a Debtor's inventory, of every kind and description, now owned and hereafter acquired, wherever located, including, without limitation, all raw materials, work in process and finished goods, and materials used or consumed or to be used or consumed in such Debtor's business, or the processing, packaging, delivery or shipping of any of the foregoing, and all goods which are returned to or repossessed by such Debtor whether or not in transit, and all accessions and additions thereto and all documents of title covering any of the foregoing.

     'Requirement of Law' means as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     'Uniform Commercial Code' means, as applicable, the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or any other applicable jurisdiction and the Personal Property Security Act, as the same may from time to time be in effect in the Province of British Columbia, Canada or any other applicable jurisdiction.

     SECTION 1.1 Other Definitional Provisions; Interpretation. References to 'Sections,' 'Subsections,' and 'Schedules' shall be to Sections, Subsection, and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, 'hereof', 'herein,' 'hereto,' 'hereunder' and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to 'writing' include printing, typing and other means of reproducing words in a tangible visible form; the words 'including,' 'includes' and 'include' shall be deemed to be followed by the words 'without limitation'; references to Persons include their respective permitted successors and assigns or, in the case of Governmental Authorities, Persons succeeding to the relevant functions of such Governmental Authorities; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

     SECTION 2. GRANT OF SECURITY INTEREST. As security for the payment and performance of the Guaranteed Obligations, each Debtor hereby assigns to the Secured Party and grants to the Secured Party a continuing security interest in and lien upon all of such Debtor's personal property, whether now or hereafter existing, owned or acquired including but not limited to: (a) all Accounts (whether invoiced under the name of such Debtor or any tradename or division of such Debtor) and all guarantees and other property securing the payment of or performance under any of the Accounts, (b) all General Intangibles, (c) all Chattel Paper, (d) all Documents, (e) all Instruments (other than shares of capital stock), (f) all Inventory, (g) all Equipment; (h) all books and records relating to any of the foregoing; and (i) all products and proceeds (including, without limitation, all insurance proceeds) of any of the foregoing, provided, however, that no patent or trademark or any interest therein now or hereafter included in the Collateral owned by Nalley's Canada Limited and governed by federal Canadian legislation is assigned hereby to the Secured Party.

     SECTION 3. DEBTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) each Debtor shall remain liable under any contracts and agreements included in its Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of its rights hereunder shall not release any Debtor from any of its duties or obligations under any contracts and agreements included in its Collateral, to the extent set forth therein, and (c) the Secured Party shall have no obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     SECTION 4. REPRESENTATIONS AND WARRANTIES. Each Debtor represents and warrants as follows:

     (a) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required either (i) for the grant by such Debtor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by such Debtor or (ii) for the perfection of or the exercise by the Secured Party of its rights and remedies hereunder, except for the filing of appropriate financing statements as contemplated in subsection (d) of this Section and the filing of appropriate documents with the United States Patent and Trademark Office with respect to certain General Intangibles.

     (b) Ownership of Collateral. Except for the security interests disclosed in
Schedule IV hereto, other Permitted Liens and the security interests created by this Agreement, such Debtor owns its Collateral free and clear of any Lien. Except with respect to (i) financing statements filed by The Chase Manhattan Bank, as Agent, with respect to which the Secured Party has obtained but not yet filed termination statements, (ii) Permitted Liens and (iii) such as may have been filed in favor of the Secured Party relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

     (c) Accounts Valid. To the best of the knowledge of such Debtor, at the time of the creation thereof, and at all times thereafter, each Account of such Debtor constitutes the legal, valid and binding obligation of the party obligated to pay the same and complies in all material respects with the provisions of all material applicable laws and regulations, whether federal, state or local, applicable thereto.

     (d) Perfection. Upon proper filing of financing statements, this Agreement creates a valid perfected security interest in its Collateral in which a security interest may be perfected by filing financing statements in favor of the Secured Party under the Uniform Commercial Code.

     (e) Office Locations; Fictitious Names. The chief place of business and the chief executive office of such Debtor and the offices where such Debtor keeps its records regarding the Accounts, are set forth on Schedule I hereto. Such Debtor does not sell Inventory under any trade-name or fictitious business name except as set forth on Schedule II hereto;

     (f) Locations of Inventory and Equipment. The Inventory and Equipment of such Debtor is located at the places set forth in Schedule III hereto provided that Schedule III does not include locations where the fair market of the Inventory or the book value of the Equipment does not, or is not expected, from time to time, to exceed Twenty Five Thousand Dollars ($25,000) individually or in the aggregate.

     (g) Compliance with The Food Security Act. Except for FSA Notices (as defined below) regarding Liens not exceeding $160,000 in the aggregate, other than Nalley's Canada Limited, such Debtor has not, within the one year period ended September 24, 1994, received written notice, pursuant to the applicable provisions of The Food Security Act of 1985, 7 U.S.C. SS 1631 and rules, regulations and orders thereunder (the 'FSA') or pursuant to the Uniform Commercial Code or any other applicable local laws from (i) any of its suppliers or sellers (collectively, 'Sellers') of farm products, or (ii) any secured party of any such Sellers of farm products, or (iii) the Secretary of State (or equivalent official) of any State in which farm products purchased by Debtor are produced, advising or notifying such Debtor of a Lien in favor of such secured party upon farm products which may be purchased by such Debtor (all of the foregoing, collectively, the 'FSA Notices'). Such Debtor has properly registered with the Secretary of State of any State in which farm products purchased by such Debtor are produced which employs a 'central filing system', as defined in The FSA.

     (h) Compliance with the Perishable Agricultural Commodities Act. Other than Nalley's Canada Limited, within the one year period ended on September 24, 1994, such Debtor has not received written notice, pursuant to the applicable provisions of the Perishable Agricultural Commodities Act of 1930, 7 U.S.C. SS 499e(c)(2) and rules, regulations and orders thereunder ('PACA'), from any of its Sellers of food or other products derived from perishable agricultural commodities, advising or notifying Debtor of its intent to be the beneficiary of a trust imposed with respect to those perishable agricultural commodities or the proceeds thereof ('PACA Notices').

     SECTION 5. COVENANTS. Each Debtor shall:

     (a) not use or permit any of its Collateral to be used in any respect unlawfully or in violation of any provision of this Agreement, or any applicable statute, regulation or ordinance or any policy of insurance covering its Collateral if the consequence of such violation would be a material fine or if such violation would have a material adverse effect on the business, operations, properties, assets, or financial condition of such Debtor;

     (b) give the Secured Party thirty (30) days' prior written notice of any change in such Debtor's name, identity or corporate structure;

     (c) give the Secured Party thirty (30) days' prior written notice of any change in such Debtor's chief executive office;

     (d) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, its Collateral, except to the extent the validity or amount thereof is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Debtor; provided that such Debtor shall in any event pay such taxes, assessments, governmental charges or levies not later than 5 days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Debtor as a result of the failure to make such payment;

     (e) not sell, assign (by operation of law or otherwise) or otherwise dispose of any of its Collateral, except as permitted by the Loan Agreement or in accordance with the written consent of Secured Party;

     (f) except for the Liens set forth on Schedule IV, Permitted Liens and the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any of its Collateral;

     (g) other than Nalley's Canada Limited, comply, in all material respects, with all existing and future FSA Notices during their periods of effectiveness under the FSA including, without limitation, directions to make payments to the Sellers by issuing payment instruments directly to the secured party or jointly payable to the Seller and the secured party, as specified in the FSA Notice. Within thirty (30) days after the end of each fiscal quarter, such Debtor shall notify the Secured Party in writing of the aggregate amount of Liens contained in FSA Notices received by such Debtor during such fiscal quarter. If, at any time, any State in which farm products purchased by Debtor are produced has implemented or implements the provisions of the FSA with respect to the creation of a 'central filing system' (as defined in Section (c)(2) of the FSA, 7 U.S.A. SS 1631(c)(2)), promptly register with the Secretary of State (or equivalent official of each such State) prior to any further material purchases of farm products produced in that State, pursuant to the registration requirements of the FSA, and promptly notify Secured Party in writing of such registration with the central filing system; and

     (h) other than Nalley's Canada Limited, comply, in all material respects, with all PACA Notices. In addition, such Debtor shall take all other steps as may be reasonably required, if any, to comply with PACA. Within thirty (30) days of the end of each fiscal quarter, such Debtor shall notify the Secured Party in writing of the aggregate amount of perishable agricultural products subject to statutory trusts as reflected in the PACA Notices received by such Debtor during such fiscal quarter.

     SECTION 6. SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS.

     (a) Each Debtor shall keep its chief place of business, chief executive office and the office where it keeps its records concerning its Accounts at the location(s) therefor specified in Schedule I hereof or, upon thirty (30) days' prior written notice to the Secured Party, at such other locations as shall have been specified in such notice. In connection therewith, each Debtor shall take such action that the Secured Party may reasonably request, in order to perfect and protect any security interest granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Accounts. Each Debtor will hold and preserve such records and will permit representatives of the Secured Party at any time during normal business hours and with reasonable prior notice to inspect and make abstracts from such records and such Debtor agrees to render to the Secured Party, at Debtor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

     (b) Each Debtor shall duly fulfill all material obligations on its part to be fulfilled under or in connection with its Accounts if and so long as the Account Debtor with respect to such Account shall not be in default thereunder.

     (c) Except as otherwise provided in this subsection (c) of this Section, each Debtor shall continue to collect, at its own expense, all amounts due or to become due such Debtor in respect of its Accounts in the ordinary course of business, consistent with past practices. In connection with such collections, each Debtor may take such action as such Debtor may deem necessary or advisable to enforce collection of its Accounts consistent with past practices; provided, however, that upon the occurrence and during the continuance of an Event of Default, (i) the Secured Party shall have the right at any time, upon written notice to such Debtor, to require that all amounts and proceeds (including checks and other instruments) received by such Debtor in respect of the Accounts shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of such Debtor and shall be forthwith paid over or delivered to the Secured Party in the same form as so received (with any necessary endorsement) to be applied as provided by Section 15 hereof, (ii) such Debtor shall not adjust, settle or compromise the amount or payment of any Accounts, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon except in the ordinary course of business, consistent with past practices, without the prior written consent of the Secured Party, (iii) the Secured Party shall have the right at any time upon written notice to such Debtor of its intention to do so, to notify the Account Debtors or obligors in respect of Accounts of the assignment of any Accounts to the Secured Party and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Debtor thereunder directly to the Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which Account Debtors or obligors in respect of any Accounts have been directed to make payment to remit all amounts representing collections on checks or other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Secured Party to be applied as provided by Section 15 hereof and, upon such notification and at the expense of such Debtor, to enforce collection of the Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Debtor might have done, and (iv) upon written request by Secured Party, each Debtor shall arrange for payment by Account Debtors to be made directly to lock boxes and/or blocked accounts owned or controlled by Secured Party, or in such other manner as Secured Party may direct.

     SECTION 7. SPECIAL COVENANTS WITH RESPECT TO INVENTORY AND EQUIPMENT. Each Debtor shall:

     (a)  keep its Inventory  and Equipment at the  places therefor specified on
Schedule III hereto or, upon thirty (30) days' prior written notice to the Secured Party, at such other places in jurisdictions as shall have been specified in such notice. In connection therewith, each Debtor shall take such action that the Secured Party may reasonably request, in order to perfect and protect any security interest granted hereby to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to such Inventory and Equipment;

     (b) keep correct and accurate records of its Inventory, itemizing and describing in reasonable detail the type and quantity of such Inventory, such Debtor's cost therefor and (where applicable) the current price list for such Inventory;

     (c) if any Inventory at any given location is at any time in the possession or control of any Person other than such Debtor and if the aggregate book value of such Inventory at any time exceeds Two Hundred Fifty Thousand Dollars
($250,000), use commercially reasonable efforts (without incurring any out-of-pocket expense) to cause to be executed and delivered to the Secured Party such consents, waivers, acknowledgements and other agreements, that may be necessary, or that the Secured Party may reasonably request, in order to permit, protect and perfect its security interest in and lien upon such Inventory or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to such Inventory, including without limitation, consents, waivers, acknowledgements and other agreements from processors of such Inventory, landlords of premises where such Inventory may be located or warehousemen operating warehouses where such Inventory may be stored;

     (d) upon the occurrence and during the continuance of an Event of Default, if any Inventory at any given location is in possession or control of any of any Person other than such Debtor, if the aggregate book value of all such Inventory exceeds Twenty Five Thousand Dollars ($25,000) instruct such Person to hold all such Inventory for the account of the Secured Party and subject to the instructions of the Secured Party; and

     (e) cause the Equipment to be maintained and preserved in good repair, working order and condition (ordinary wear and tear and obsolete equipment excepted), in accordance with the applicable manufacturer's manual, if any, and in accordance with such Debtor's past practices, and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith that are necessary or desirable to such end. Each Debtor shall promptly furnish Secured Party a statement respecting any loss or damage to any of its Equipment in excess of Five Hundred Thousand Dollars ($500,000).

     SECTION 8. FURTHER ASSURANCES.

     (a) Each Debtor agrees that from time to time, at the expense of such Debtor, such Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to Collateral. Without limiting the generality of the foregoing, each Debtor will: (i) at the request of the Secured Party, upon the occurrence and during the continuance of an Event of Default, mark conspicuously each of its records pertaining to its Collateral with a legend, in form and substance satisfactory to the Secured Party, indicating that such Collateral is subject to the security interest granted hereby; (ii) if any Account in excess of Twenty Five Thousand Dollars ($25,000) owing from any Person shall be evidenced by a promissory note or other instrument (excluding checks) or chattel paper, upon the occurrence and during the continuance of an Event of Default, deliver and pledge to the Secured Party hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party; (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and preserve the security interests granted hereby, (iv) at any reasonable time during business hours, upon demand and with reasonable prior notice by the Secured Party, exhibit its Collateral, where located, to and allow inspection of such Collateral by the Secured Party and (v) at the Secured Party's request, appear in and defend any action or proceeding that may affect such Debtor's title to or Secured Party's security interest in such Collateral.

     (b) Each Debtor authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of its Collateral with or without the signature of such Debtor. A carbon, photographic or other reproduction of this Agreement or a financing statement signed by such Debtor, or solely in the case of Nalley's Canada Limited by the Secured Party or its agent pursuant to applicable law, shall be sufficient as a financing statement. Nalley's Canada Limited waives the right to receive a copy of any financing statement, financing change statement or verification statement that may be filed or issued from time to time in connection with the security interests granted by Nalley's Canada Limited to the Secured Party pursuant to this Agreement.

     (c) Each Debtor will furnish to Secured Party such other information with respect to its Collateral as the Secured Party may reasonably request.

     SECTION 9. INSURANCE.

     (a) Each Debtor shall, at its own expense, at all times maintain with financially sound insurers, insurance against loss or damage of the kind and in amounts customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance with respect to its Inventory and Equipment and business interruption insurance. Each policy shall (i) name such Debtor and the Secured Party as insured parties thereunder (without any representation or warranty by or obligation upon the Secured Party) as their interests may appear,
(ii) contain an agreement by the insurer that any loss thereunder shall be payable to the Secured Party notwithstanding any action, inaction or breach of representation or warranty by such Debtor, (iii) have attached thereto the Lender's Loss Payable Endorsement or its equivalent reasonably acceptable to the Secured Party, or a Loss Payable clause reasonably acceptable to the Secured Party, (iv) provide that there shall be no recourse against the Secured Party for payment of premiums or other amounts with respect thereto and (v) provide that at least 30 days' prior written notice of cancellation, material amendment, reduction in scope or limits of coverage or of lapse shall be given to the Secured Party, by the insurer. Each Debtor shall, if so requested by the Secured Party, deliver to the Secured Party a certificate of such insurance and, as often as the Secured Party may reasonably request, but not more often than once every six months, a report of a reputable insurance broker with respect to such insurance.

     (b) In case of any loss involving damage to such Inventory or Equipment when subsection (c) of this Section 9 is not applicable, any proceeds of insurance maintained by a Debtor pursuant to this Section 9 shall, at the option of such Debtor, (i) be paid to such Debtor as reimbursement for the costs of repairs or replacements to such Inventory or Equipment or (ii) paid to and applied by Secured Party as specified in Section 15.

     (c) Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Inventory or Equipment shall be paid to and applied by Secured Party as specified in Section 15. Nalley's Canada
Limited waives any statutory right to request or require that any insurance payments in respect of such Inventory and Equipment be applied in any particular manner.

     (d) No approval by the Secured Party of any insurer shall be construed to be a representation, certification or warranty of its solvency and no approval by the Secured Party as to the amount, type and/or form of any insurance shall be construed to be a representation, certification or warranty of its sufficiency.

     SECTION 10. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Each Debtor hereby irrevocably appoints, effective upon and during the continuance of an Event of Default, the Secured Party as such Debtor's attorney-in-fact, with full authority in the place and stead of such Debtor and in the name of such Debtor, from time to time in the Secured Party's discretion to take any action and to execute any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

     (a) to obtain and adjust insurance required to be maintained by such Debtor or paid to Secured Party pursuant to Section 9 hereof,

     (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of such Debtor's Collateral,

     (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clauses (a) and (b) above,

     (d) to file any claims or take any action or institute any proceedings that the Secured Party may deem necessary or desirable for the collection of any of such Debtor's Collateral or otherwise to enforce the rights of the Secured Party with respect to any of such Collateral,

     (e) to pay or discharge taxes or Liens, levied or placed upon or threatened against such Debtor's Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Secured Party in its sole discretion, and such payments made by the Secured Party to become Guaranteed Obligations of such Debtor to the Secured Party, due and payable immediately without demand,

     (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts, assignments, verifications and notices in connection with Accounts and other documents relating to such Debtor's Collateral, and

     (g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of such Debtor's Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party's option and such Debtor's expense, at any time, or from time to time, all acts and things that the Secured Party deems necessary to protect, preserve or realize upon such Collateral and Secured Party's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as such Debtor might do.

     SECTION 11. SECURED PARTY MAY PERFORM. If any Debtor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party incurred in connection therewith shall be payable by such Debtor under Section 16 hereof.

     SECTION 12. SECURED PARTY'S DUTIES AND LIABILITIES.

     (a) The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to exercise reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall have no responsibility or liability for the collection of any proceeds of any Collateral or by reason of any invalidity, lack of value or uncollectibility of any of the payments received by it from obligors or otherwise.

     (b) Secured Party shall not be liable to any Debtor (i) for loss or damage sustained by it, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral, that may occur as a result of, in connection with or that is in any way related to (x) any exercise by the Secured Party of any right or remedy under this Agreement or (y) any other act of or failure to act by Secured Party, except to the extent that the same shall be the result of acts or omissions on the part of the Secured Party constituting gross negligence or willful misconduct. The right of the Secured Party to perform any discretionary act enumerated in or contemplated by this Agreement shall not be construed as a duty.

     SECTION 13. EVENTS OF DEFAULT. The occurrence of any 'Event of Default' under and as defined in the Loan Agreement shall be an 'Event of Default' under this Agreement.

     SECTION 14. REMEDIES. If any Event of Default shall have occurred and be continuing, the Secured Party may exercise in respect of the Collateral, (a) all the rights and remedies of a secured party under the Uniform Commercial Code,
(b) all of the rights and remedies provided for in this Agreement, the Loan Agreement, the Subsidiaries Guaranty and any other Loan Document and (c) such other rights and remedies as may be provided by law or otherwise (such rights and remedies of the Secured Party to be cumulative and non-exclusive). If any Event of Default shall have occurred and be continuing, the Secured Party also may (i) require each Debtor to, and each Debtor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of its Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of its Collateral, store, process, repair or recondition its Collateral or otherwise prepare its Collateral for disposition in any manner to the extent the Secured Party deems appropriate,
(iv) take possession of each Debtor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Debtor's Equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Guaranteed Obligation and (v) without notice, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at the Secured Party's office or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable. Each Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to such Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of any of the Collateral, if permitted by law, the Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for and purchase the Collateral or any portion thereof for the account of the Secured Party. The Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Debtor. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all of the Guaranteed Obligations, each Debtor shall be liable for the deficiency and the fees of any attorneys employed by the Secured Party to collect such deficiency.

     SECTION 15. APPLICATION OF PROCEEDS. All proceeds received by the Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Collateral of any Debtor in accordance with this Agreement shall be applied first, to the payment of expenses incurred in connection with such Collateral, including the reasonable fees and disbursements of its counsel, second, to payment of such of the other Guaranteed Obligations in such order as Secured Party may elect, each Debtor remaining liable for any deficiency, and third, after payment in full of all Obligations, any excess shall, subject to any order of a court of competent jurisdiction, be remitted to such Debtor.

     SECTION 16. INDEMNITY . Each Debtor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Secured Party's gross negligence or willful misconduct.

     SECTION 17. SECURITY INTEREST ABSOLUTE.

     (a) All rights of the Secured Party and security interests hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional, irrespective of:

          (i) any lack of validity or enforceability of any of the other Loan Documents;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver of or consent to any departure from any of the terms of any of the Loan Documents;

          (iii) any exchange or release of or non-perfection of any Lien in any other collateral or any release or amendment or waiver of a consent to any departure from any Guaranty; or

          (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Debtor or a third party grantor of a security interest.

     Without limiting the generality of the foregoing, each Debtor hereby consents to, and hereby agrees that the rights of the Secured Party and the security interests granted hereunder, and the obligations of such Debtor hereunder, shall not be affected by, any and all releases of any Guaranty or any Collateral from the liens and security interests created by any Security Documents, whether for purposes of sales or other dispositions of assets pursuant to this Agreement or any of the other Loan Documents or for some other purpose, except to the extent expressly provided in such releases.

     SECTION 18. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until termination of the Commitments under the Loan Agreement, the cancellation or expiration of all outstanding Letter of Credit Accommodations and the payment in full of the Guaranteed Obligations, (b) be binding upon each Debtor, its successors and assigns and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), and subject to the applicable provisions of the Loan Agreement, Secured Party may assign or otherwise transfer the Guaranteed Obligations to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise. Upon the cancellation or termination of the Commitments, cancellation or expiration of all outstanding Letter of Credit Accommodations and the payment in full of all Guaranteed Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the respective Debtors. Upon any such termination, the Secured Party will, at Debtor's expense, execute and deliver to such Debtor such documents as Debtor shall reasonably request to evidence such termination.

     SECTION 19. AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Debtor herefrom, shall in any event be effective unless the same shall be in writing, agreed to by the Secured Party and the Debtors, and then such Amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 20. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be made and delivered in accordance with Section 10.3 of the Loan Agreement, provided that notices, requests and demands to or upon any Debtor shall be made to or upon such Debtor c/o Curtice-Burns.

     SECTION 21. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS REQUIRED BY MANDATORY PROVISION OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     SECTION 22. CONSENT TO JURISDICTION. Each Debtor hereby irrevocably submits and consents to the non-exclusive jurisdiction of the State and Federal Courts in the State of New York, in connection with any action or proceeding arising out of or relating to this Agreement or any matter arising therefrom or relating thereto.

     SECTION 23. WAIVER OF JURY TRIAL. EACH DEBTOR AND THE SECURED PARTY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.

     SECTION 24. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of the Agreement or be given any substantive effect.

     SECTION 25. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 26. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, each of the Debtors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                          CURTICE-BURNS EXPRESS, INC.

                                          By:          /s/ William Rice
                                            ____________________________________
                                                        William Rice

                                          Title:          Vice President
                                             ___________________________________

                                          CURTICE-BURNS MEAT SNACKS, INC.

                                          By:          /s/ William Rice
                                            ____________________________________
                                                        William Rice

                                          Title:          Vice President
                                             ___________________________________

                                          FINGER LAKES PACKAGING COMPANY, INC.

                                          By:          /s/ William Rice
                                            ____________________________________
                                                        William Rice

                                          Title:          Vice President
                                             ___________________________________

                                          HUSMAN SNACK FOODS COMPANY, INC.

                                          By:          /s/ William Rice
                                            ____________________________________
                                                        William Rice

                                          Title:          Vice President
                                             ___________________________________

                                          KENNEDY ENDEAVORS, INCORPORATED

                                          By:          /s/ William Rice
                                            ____________________________________
                                                        William Rice

                                          Title:          Vice President
                                             ___________________________________

                                          NALLEY'S CANADA LIMITED

                                          By:          /s/ William Rice
                                            ____________________________________
                                                        William Rice

                                          Title:          Vice President
                                             ___________________________________

                                          QUALITY SNAX OF MARYLAND, INC.

                                          By:          /s/ William Rice
                                            ____________________________________
                                                        William Rice

                                          Title:          Vice President
                                             ___________________________________

                                          SEASONAL EMPLOYERS, INC.

                                          By:          /s/ William Rice
                                            ____________________________________
                                                        William Rice

                                          Title:          Vice President
                                             ___________________________________

                                          PRO-FAC HOLDING COMPANY OF IOWA, INC.

                                          By:          /s/ William Rice
                                            ____________________________________
                                                        William Rice

                                          Title:          Vice President
                                             ___________________________________

                                          SPRINGFIELD BANK FOR COOPERATIVES

                                          By:        /s/ C. Scott Herring
                                            ____________________________________
                                                      C. Scott Herring

                                          Title:          Vice President
                                             ___________________________________